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                                 EXHBIT 12-1




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                                                                    EXHIBIT 12-1

                         CARL KARCHER ENTERPRISES, INC.

                     COMPUTATION OF RATIO OF DEBT TO EQUITY

                                                      FISCAL YEAR ENDED JANUARY 31,
                                       ------------------------------------------------------------
                                         1994        1993         1992         1991         1990
                                       --------    ---------    ---------    ---------    ---------
                                                          (DOLLARS IN THOUSANDS)
Debt:
  Current portion of long-term
     debt..........................    $ 13,207    $  28,467    $  29,759    $  30,554    $  27,892
  Current portion of capital lease
     obligations...................       3,354        3,158        2,959        2,251        1,914
                                       --------    ---------    ---------    ---------    ---------
                                         16,561       31,625       32,718       32,805       29,806
                                       --------    ---------    ---------    ---------    ---------
  Long-term debt...................      17,414       31,742       50,485       58,297       67,652
  Capital lease obligations........      45,886       48,512       51,589       58,840       56,985
                                       --------    ---------    ---------    ---------    ---------
                                         63,300       80,254      102,074      117,137      124,637
                                       --------    ---------    ---------    ---------    ---------
                                       $ 79,861    $ 111,879    $ 134,782    $ 149,942    $ 154,443
                                       --------    ---------    ---------    ---------    ---------
                                       --------    ---------    ---------    ---------    ---------
Shareholders' equity:
  Common stock.....................    $ 33,928    $  28,793    $  26,788    $  27,532    $  26,948
  Retained earnings................      58,148       55,939       62,891       51,286       39,684
                                       --------    ---------    ---------    ---------    ---------
                                       $ 92,076    $  84,732    $  89,679    $  78,818    $  66,632
                                       --------    ---------    ---------    ---------    ---------
                                       --------    ---------    ---------    ---------    ---------
Ratio of debt to equity............        0.9x         1.3x         1.5x         1.9x         2.3x
                                       --------    ---------    ---------    ---------    ---------
                                       --------    ---------    ---------    ---------    ---------
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